UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report

(Date of earliest event reported)

September 29, 2008

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-10000	56-0898180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center

Charlotte, North Carolina 28288-0013

(Address of Principal Executive Offices) (Zip Code)

(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 29, 2008, Wachovia Corporation issued a news release (the “News Release”) announcing that it entered into an agreement-in-principle with Citigroup Inc. relating to the sale of Wachovia Corporation’s retail bank, corporate and investment bank and wealth management businesses to Citigroup. Under the terms of the transaction, Citigroup will pay Wachovia $2.1 billion for such businesses and will assume all senior and subordinated debt of Wachovia Corporation, including all trust preferred securities.

Following completion of the transaction, which is expected to be completed by year-end, Wachovia Corporation’s businesses will include Wachovia Securities, which combined with A.G. Edwards is the nation’s third largest brokerage firm, and Evergreen Investments, which is Wachovia’s asset management business, as well as Wachovia retirement services and Wachovia’s insurance brokerage businesses. Wachovia Corporation will remain a public corporation following completion of the transaction, and Wachovia Corporation’s common stock will remain outstanding. Wachovia Corporation’s preferred stock also will remain outstanding as preferred stock of Wachovia Corporation.

A copy of the News Release is attached as Exhibit (99) to this report and is incorporated by reference into this Item 8.01.

In connection with the proposed transaction, on September 29, 2008, the Federal Deposit Insurance Corporation issued a news release stating that all Wachovia depositors are fully protected. In the news release, FDIC Chairman Sheila C. Bair stated “[F]or Wachovia customers, today’s action will ensure seamless continuity of service from their bank and full protection for all of their deposits.” In addition, on September 29, 2008, the Federal Reserve Bank of Richmond issued a news release stating that in support of the above transition, the Federal Reserve Bank of Richmond stands ready to provide liquidity as needed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

(99) The News Release.

*        *        *

Additional Information About the Transaction

In connection with the proposed transaction, Wachovia will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SHAREHOLDERS OF WACHOVIA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Wachovia, at the SEC’s website (www.sec.gov) and at Wachovia’s website (www.wachovia.com). Copies of the proxy statement and the other relevant SEC filings can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, (704)-383-0798.

Wachovia and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Wachovia in connection with the proposed transaction. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 10, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: September 29, 2008	By:	/s/ Jane C. Sherburne
	Name:	Jane C. Sherburne
	Title:	Senior Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

(99)	The News Release.

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